UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2018

SUNESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 400 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Based upon a prior approval of the Compensation Committee of the Board of Directors of Sunesis Pharmaceuticals, Inc. (the “Company”), the Company entered into an Executive Severance Benefits Agreement, or the Agreement, on January 2, 2018 with William P. Quinn, Chief Financial Officer, Senior Vice President, Finance and Corporate Development of the Company.

Under the Agreement, subject to Mr. Quinn’s (i) entry into a general release of claims in favor of the Company and its affiliates, (ii) resignation from all of his positions with the Company and (iii) continued compliance with all of his obligations to the Company and its affiliates including those under the Agreement and his confidential information and invention assignment agreement, Mr. Quinn will be entitled to receive the following benefits:

-	In the event that Mr. Quinn is terminated by the Company other than for “cause” or suffers a “constructive termination” (each as defined in the Agreement) (collectively, a “Covered Termination”), (a) he will receive a severance payment equal to his then applicable base salary for a period of 9 months paid in a single lump sum on the 60th day following the termination, (b) if he timely elects and remains eligible for continued coverage under COBRA, the health insurance premiums that the Company was paying on behalf of Mr. Quinn and his covered dependents prior to the date of termination, until the earliest of (1) 9 months following termination, (2) the date Mr. Quinn ceases to be eligible for COBRA continuation coverage, or (3) the date Mr. Quinn becomes eligible for substantially equivalent insurance in connection with new employment or self-employment (collectively, the “Severance Benefits”);

-	In the event of a “change of control” (as defined in the Agreement), the vesting of 50% of the unvested stock options and other stock awards for the Company’s common stock held by Mr. Quinn as of immediately prior to such change of control will accelerate; and

-	In the event that Mr. Quinn suffers a Covered Termination on or within 12 months following a change of control, in addition to the Severance Benefits, the vesting of the unvested stock options and other stock awards for the Company’s common stock held by Mr. Quinn as of immediately prior to such termination will accelerate in full.

The foregoing is only a summary description of the Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNESIS PHARMACEUTICALS, INC.

Dated: January 3, 2018	By:	/s/ Dayton Misfeldt

Dayton Misfeldt
Interim Chief Executive Officer